UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2017 (February 24, 2017)

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Fifth Amendment to Senior Secured Revolving Credit Agreement

On February 24, 2017, Healthcare Trust, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Senior Secured Revolving Credit Agreement dated as of March 21, 2014, by and among Healthcare Trust Operating Partnership, L.P. (the “OP”), certain subsidiaries of the OP, KeyBank National Association and the lenders party thereto (as amended from time to time, the “Credit Agreement”).

The Amendment amends provisions relating to, among other things, (i) consolidated tangible net worth and (ii) shareholder distributions.

Consolidated Tangible Net Worth

The Amendment amends the definition of “consolidated total asset value” in the Credit Agreement so that, solely when calculating the consolidated tangible net worth covenant, the consolidated total asset value attributable to real estate will be the real estate’s undepreciated book value under generally accepted accounting principles (taking into account any impairment costs with respect to such real estate).

Limitations on Shareholder Distributions

The Credit Agreement includes a covenant (the “Distribution Covenant”) limiting distributions to stockholders, with certain exceptions, to a percentage of modified funds from operations (“MFFO”) during the applicable periods. The Amendment modifies the Distribution Covenant to provide for a tiered distribution limit set at:

(1)	for the three months ending March 31, 2017 and for the six months ending June 30, 2017, 125% of MFFO for such respective periods;
(2)	for the nine months ending September 30, 2017, 115% of MFFO for such period;
(3)	for the twelve months ending December 31, 2017 and March 31, 2018, 100% of MFFO for such respective periods; and
(4)	for each period of four fiscal quarters ending thereafter, 95% of MFFO for such respective periods.

The Amendment separately provides a new exception for the Company to make cumulative share repurchases of up to $50 million (and such repurchases will be excluded from, and not considered as distributions for purposes of, the Distribution Covenant), provided that immediately following any share repurchase, the Company is in compliance with various conditions, as set forth in the Amendment.

The foregoing summary does not purport to be a complete summary of the Amendment and is subject to, and qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Senior Secured Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: March 2, 2017	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary

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